UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 2, 2009

JINGWEI INTERNATIONAL LIMITED.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)
333-122557 (Commission File Number)	20-1970137 (IRS Employer Identification No.)

Room 701-702, Building 14,Keji C. Rd.,2nd, Software Park
 Nanshan District,
                     Shenzhen, PRC 518057
(Address of principal executive offices and zip code)

            +86 1085251198
(Registrant’s telephone number including area code)

______________________________________________
(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.Changes in Registrant’s Certifying Accountants

On September 2, 2009, Jingwei International Limited (the “Company”) dismissed its principal independent accountant, Morison Cogen LLP (“Morison”).  The decision to dismiss Morison as the Company's principal independent accountant was approved by the Company's Board of Directors on September 2, 2009.  Morison's report on the Company's financial statements for the fiscal years ended December 31, 2007 and 2008 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the period from January 1, 2007 through the date of Morison's dismissal, there were no disagreements with Morison on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Morison, would have caused Morison to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such period.  None of the reportable events described under Item 304(a)(1)(iv) of Regulation S-K occurred within the period from January 1, 2007 through December 31, 2008 or through the date of this report. The Company has requested that Morison furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein, and will file such letter in an amendment to this Current Report within two business days of receipt.

On September 2, 2009, the Company engaged Bernstein & Pinchuk LLP, an independent member of the BDO Seidman Alliance (“B&P”) as its new principal independent accountants, effective immediately upon the dismissal of Morison. The decision to engage B&P as the Company's principal independent accountants was approved by the Company's Board of Directors on September 2, 2009. During the period from January 1, 2007 through December 31, 2008, and through the date of the B&P’s engagement , the Company did not consult with B&P regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JINGWEI INTERNATIONAL LIMITED

By:	/s/ Regis Kwong
Name: Regis Kwong
Title: CEO

Dated:  September 11, 2009